In accordance with Securities and Exchange Commission rules, certain information has been excluded from this exhibit because it is not material and would likely cause competitive harm to the Company if publicly disclosed. Brackets with an asterisk denote omissions.

Exhibit 10.2

PLAYSTATION 5
AMENDMENT TO
PLAYSTATION GLOBAL
DEVELOPER & PUBLISHER AGREEMENT

This PlayStation 5 Amendment (“PS5 Amendment”) to the PlayStation Global Developer and Publisher Agreement (“GDPA”), effective as of May 1, 2020 (“PS5 Effective Date”), entered into by Sony Interactive Entertainment, Inc. (“SIEJA”), a Japanese company with offices at 1-7-1 Konan, Minato-ku, Tokyo 108-0075, Japan, Sony Interactive Entertainment LLC (“SIEA”), a Delaware limited liability company with offices at 2207 Bridgepointe Parkway, San Mateo, CA 94404, and Sony Interactive Entertainment Europe Limited (“SIEE”), an English company with offices at 10 Great Marlborough Street, London W1F 7LP, UK, on the one hand (SIEJA, SIEA and SIEE, and collectively, “SIE Group”), and the legal entity identified in your PlayStation Partners registration (“Publisher”), on the other hand.

SIE Group and Publisher entered into the GDPA for the development and publishing of products for the PlayStation 4 and other proprietary PlayStation Systems. SIE Group and its Affiliates have since designed and developed certain core technology relating to the PlayStation 5 interactive entertainment system (“PS5”). Publisher desires to be granted a non-exclusive license to develop, publish, have manufactured, market, advertise, distribute or sell products for the PS5 and SIE Group is willing to grant Publisher such a license in accordance with the terms, and subject to the conditions, of this PS5 Amendment.

SIE Group and Publisher agree:

1.Definition of Terms. Unless otherwise indicated, capitalized terms used in this PS5 Amendment have the meanings given to them in Schedule 1 of the GDPA.

2.Extension of GDPA to PS5. The terms and conditions of the GDPA, as modified by this PS5 Amendment, shall be extended to Publisher’s PS5 products or services and all references to “Systems” in the GDPA are deemed to include PS5. The definition of “Systems” in Schedule 1 of the GDPA will be deleted and replaced by the following:

“System” means each of the proprietary PlayStation systems known as the PlayStation, PlayStation 2, PlayStation 3, PlayStation 4, PlayStation 5, PlayStation Portable (PSP), PlayStation Vita (PS Vita), and PlayStation Vita TV (PS Vita TV), including all iterations and server emulation of each. Collectively, all of the foregoing are referred to as the “Systems.”

3.Other Modifications to the GDPA. Certain terms of the GDPA will be modified as set out in Exhibit 1of this PS5 Amendment.

4.Standard Contractual Clauses For The Transfer of Personal Data. By accepting this PS5 Amendment, Publisher is deemed to have read, acknowledged and accepted the European Commission’s Standard Contractual Clauses for the Transfer of Personal Data set forth in Exhibit 2 of this PS5 Amendment. Upon acceptance of this PS5 Amendment, the GDPA will be deemed to include such clauses as a Schedule to the GDPA.

5.Interpretation. Except as modified by this PS5 Amendment, the GDPA will continue in full force and effect. In the event of any conflict between this PS5 Amendment and the GDPA, the terms of this PS5 Amendment will prevail.

Exhibit 10.2

Sony Interactive Entertainment LLC	Electronic Arts Inc.
Signature: /s/ Philip L. Rosenberg	Signature: /s/ Paul J. Cairns
Name: Philip L. Rosenberg	Name: Paul J. Cairns
Title: SVP	Title: SVP, Business Development
Date: 10-15-2020	Date: 10-15-2020
EA Swiss Sàrl	EA Swiss Sàrl
Signature: /s/ Loris Botto	Signature: /s/ Michael Kearney
Name: Loris Botto	Name: Michael Kearney
Title: Director	Title: VP Global Operations
Date: 10-15-2020	Date: 10-15-2020

NOT AN AGREEMENT UNTIL EXECUTED BY AN SIE COMPANY AND PUBLISHER

Exhibit 10.2
EXHIBIT 1 TO PS5 AMENDMENT

Other Modifications to the GDPA

1.Personal Information Disclosed by SIE Group. Section 12.4 of the GDPA will be deleted and replaced by the following:

“12.4 Personal Information Disclosed to Publisher by SIE Group. SIE Group has no obligation to disclose data collected by or on behalf of SIE Group or its Affiliates to Publisher. If Personal Information is disclosed in SIE Group’s absolute discretion, Publisher agrees:

12.4.1to limit its processing of Personal Information strictly to those purposes defined in, and subject to, the Guidelines or in writing by SIE Group and for no other purpose except as provided in Section 12.4.2;

12.4.2Publisher may offer Users the ability to link their PSN ID to Publisher’s account in connection with Publisher’s Licensed Products, provided that prior to processing Personal Information for purposes of account linking or any other purposes beyond those defined under Section 12.4.1, it will:

12.4.2.1 obtain SIE Group’s express, written consent to the use of such Personal Information for such purposes, such consent to be in SIE Group’s sole discretion;

12.4.2.2 inform the appropriate individual of Publisher’s identity;

12.4.2.3 inform the appropriate individual of the purposes for which the Personal Information will be used;

12.4.2.4 except where agreed in advance in writing by SIE, obtain the appropriate individual’s explicit consent to such transfer; and

12.4.2.5 provide notice to the appropriate individual that the use and any disclosure of the Personal Information shall be subject to Publisher’s privacy notice;

12.4.3handle Personal Information in accordance with applicable law and regulations, Publisher’s privacy notice, the data sharing requirements set forth in the Data Sharing Requirements and Standard Contractual Clauses Schedule to the GDPA, as applicable, the Guidelines and with any terms for handling and use presented by SIE Group; and

12.4.4Intentionally Omitted.

12.4.5where such Personal Information relates to an end user who is located in, or is a customer of SIE Group that is subject to, a law, regulation or direction of, the UK, the European Economic Area, Argentina, or Uruguay, that restricts the export or transfer of such Personal Information to Publisher or Publisher’s country, Publisher is bound by one or more of following transfer mechanisms used to protect Personal Information: (i) the European Commission’s Standard Contractual Clauses set out in the Data Sharing Requirements and Standard Contractual Clauses Schedule to the GDPA; (ii) the EU-US Privacy Shield if the Publisher is a current registered EU-US Privacy Shield participant with the US Department of Commerce and continues to retain its certification under this scheme for the Term; or (iii) the Standard Contractual Clauses for Argentina and Uruguay set out in the Data Sharing Requirements and Standard Contractual Clauses Schedule to the GDPA. Further, if requested by SIE Group, Publisher shall implement such further reasonable agreements and take further such steps as are required by that law, regulation or direction to ensure SIE Group is in compliance with the restriction.”

Exhibit 10.2
2.Personal Information Disclosed by Publisher. The following shall be added as Section 12.6 of the GDPA:

“12.6 Personal Information Disclosed to SIE Group by Publisher. If Personal Information is disclosed by Publisher to SIE Group, SIE Group agrees: [*]
4